(16) Schedule for computation of performance

                              INSTITUTIONAL CLASS

                          Calculation of Performance

Seven Day Current Yield

     (Cumulative dividend for seven days) X 365/7 = Yield

                          (.0011047) X 365/7 = 5.76%


Effective Yield
                                             365/7
     (Cumulative dividend for seven days + 1)      - 1 = Effective Yield

                                      365/7
                        (.0011047 + 1)      - 1 = 5.93%



                                INVESTOR CLASS

                          Calculation of Performance

Seven Day Current Yield

     (Cumulative dividend for seven days) X 365/7 = Yield

                          (.0010665) X 365/7 = 5.56%


Effective Yield
                                             365/7
     (Cumulative dividend for seven days + 1)      - 1 = Effective Yield

                                      365/7
                        (.0010665 + 1)      - 1 = 5.72%